  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 1998
                                                        REGISTRATION NO. 333-___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                                SSE TELECOM, INC.
             (Exact name of registrant as specified in its charter)

                                  -------------

      DELAWARE                                                          52-1466297
(State of Incorporation)                                    (I.R.S. Employer Identification No.)

                                  -------------

                            47823 WESTINGHOUSE DRIVE
                               FREMONT, CA 94539
                                 (510) 657-7552
         (Address and telephone number of principal executive offices)

                  SSE TELECOM, INC. 401(K) PROFIT SHARING PLAN
                            (Full title of the plan)

                                  -------------

                               LEON F. BLACHOWICZ
                            47823 WESTINGHOUSE DRIVE
                                FREMONT, CA 94539
                                 (510) 657-7552
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               KENNETH L. GUERNSEY
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                          SAN FRANCISCO, CA 94111-3580
                                 (415) 693-2000

                                 -------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                                           PROPOSED MAXIMUM
      TITLE OF SECURITIES            AMOUNT TO BE         PROPOSED MAXIMUM OFFERING       AGGREGATE OFFERING         AMOUNT OF
       TO BE REGISTERED               REGISTERED            PRICE PER SHARE(3)                  PRICE(3)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.01 par value)        150,000(1)                  $1.66                         $249,000              $69.22

-----------------------------------------------------------------------------------------------------------------------------------
Interests  in the 401(k)  Profit   Indeterminate (2)               N/A                          N/A                    N/A
Sharing Plan
===================================================================================================================================

(1) The shares registered pursuant to this Registration Statement are purchased on the open market. Accordingly, the number of shares that is being registered is an estimate. This Registration Statement also includes any additional shares of the Registrant's Common Stock which may subsequently be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock of SSE Telecom, Inc. (the "Registrant") as reported on the Nasdaq Stock Market for December 22, 1998. No fee is paid for the interests in the employee benefit plan described herein pursuant to Rule 457(h).

                                     PART II


Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (A) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 26, 1998, (File No. 0-16473) filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all materials incorporated by reference therein;

         (B) The description of the Registrant's Common Stock which is contained in the Registration Statement on Form 8-A, filed July 15, 1991, under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.



                                       1.

Item 4. DESCRIPTION OF SECURITIES

         The Common Stock to be offered is registered under Section 12 of the Exchange Act.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by sections 102 and 145 of the Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

         The Registrant's certificate of incorporation and bylaws provide for indemnification of its directors, officers and agents (an "Indemnitee"). Under the certificate of incorporation and bylaws, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or officer of the Registrant. In certain circumstances, the Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

         There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 7. EXEMPTION FROM REGISTRATION CLAIM

        Not Applicable.


                                       2.

Item 8. EXHIBITS

EXHIBIT   DESCRIPTION
NUMBER
4.1       Omitted -- Inapplicable

5.1 Omitted as inapplicable pursuant to Item 8 of Form S-8 which provides that a legal opinion as to the legality of the securities being registered is required only with respect to original issuance securities. The common stock being registered hereby will be purchased in the open market only.

23.1      Consent of Deloitte & Touche LLP, Independent Auditors.

23.2      Consent of Ernst & Young LLP, Independent Auditors.

24.1      Power of Attorney is contained on the signature pages.

99.1      The Registrant's 401(k) Profit Sharing Plan.

99.2      Adoption Agreement for the Registrant's 401(k) Profit Sharing Plan.

99.3      Trust Agreement Pursuant to the Union Bank of California Master
          Defined Contribution Plan.


In lieu of an opinion of counsel concerning compliance with the requirements of ERISA, or an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Code, the registrant hereby undertakes to cause the Plan to be submitted and any amendments thereto to the IRS in order to qualify the Plan and the registrant undertakes to cause all changes to be made which are required by the IRS in order to qualify the Plan.


Item 9. UNDERTAKINGS

    (A) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (I) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (II) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase


                                       3.

or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;


           (III) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(I) and (A)(1)(II) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       4.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 28, 1998.

                                SSE TELECOM, INC.


                                By:  /s/ Leon F. Blachowicz
                                    ---------------------------------------
                                    Leon F. Blachowicz
                                    President, Chief Executive Officer, and
                                    Director

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 28, 1998.


                               401(K) PROFIT SHARING PLAN


                               By:  /s/ Claire Mendonca
                                   ---------------------------------------
                               Its: Administrator



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leon F. Blachowicz and Jim Haff and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                       5.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                 TITLE                            DATE

   /s/ Leon F. Blachowicz                        Chief Executive Officer            December 28, 1998
---------------------------------------       (Principal Executive Officer)
       Leon F. Blachowicz


  /s/  James J. Commendatore                     Chief Financial Officer            December 28, 1998
---------------------------------------       (Principal Financial Officer)
       James J. Commendatore


 /s/   Jim Haff                                         Controller                  December 28, 1998
---------------------------------------
       Jim Haff


  /s/  Jerome deVitry                                    Director                   December 28, 1998
---------------------------------------
       Jerome deVitry


  /s/  Charlie Ergen                                     Director                   December 28, 1998
---------------------------------------
       Charlie Ergen


  /s/  Dan Moore                                         Director                   December 28, 1998
---------------------------------------
       Dan Moore


  /s/  Jay Pisula                                        Director                   December 28, 1998
---------------------------------------
       Jay Pisula


  /s/  Larry Roberts                                     Director                   December 28, 1998
---------------------------------------
       Larry Roberts


  /s/  Erik van der Kaay                                 Director                   December 28, 1998
---------------------------------------
       Erik van der Kaay


  /s/  Olin Wethington                                   Director                   December 28, 1998
 ---------------------------------------
       Olin Wethington



                                       6.

                                  EXHIBIT INDEX

  EXHIBIT                         DESCRIPTION
  NUMBER
    4.1     Omitted -- Inapplicable

    5.1 Omitted as inapplicable pursuant to Item 8 of Form S-8 which provides that a legal opinion as to the legality of the securities being registered is required only with respect to original issuance securities. The common stock being registered hereby will be purchased in the open market only.

    23.1    Consent of Deloitte & Touche LLP, Independent Auditors.

    23.2    Consent of Ernst & Young LLP, Independent Auditors.

    24.1    Power of Attorney is contained on the signature pages.

    99.1    The Registrant's 401(k) Profit Sharing Plan.

    99.2    Adoption Agreement for the Registrant's 401(k) Profit Sharing Plan.

    99.3    Trust Agreement Pursuant to the Union Bank of California Master
            Defined Contribution Plan